UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2014

Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

1055 Washington Blvd., 8th Floor

Stamford, CT 06901

(Address of principal executive offices) (Zip Code)

(203) 350-0040

(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 6, 2014, Peerless Homes Corporation, a wholly-owned subsidiary of Peerless Systems Corporation (the “Company”) completed the acquisition (the “Acquisition”) of 80% of Deer valley Corporation (OTC: DVLY) for a purchase price of approximately $3.7 million. The Acquisition was made pursuant to the terms of a previously announced Stock Purchase Agreement (the “SPA”) by and among Vicis Capital Master Fund (“Vicis”), a Cayman Island unit trust managed by Vicis Capital, LLC and Deer Valley Corporation (“Deer Valley”), a Florida corporation. The purchase price was funded by the Company’s cash on hand.

The SPA was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2014 and is incorporated herein by reference.

Item 8.01.  Other Events.

On October 6, 2014, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this initial Current Report on Form 8-K. The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this initial Current Report on Form 8-K. The pro forma financial information will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d)	Exhibits.

Exhibit
Number	Description

99.1	Press release dated October 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: October 6, 2014	By:	/s/ Timothy E. Brog
		Name:	Timothy E. Brog
		Title:	Chief Executive Officer